Exhibit 23.1





G. BRAD BECKSTEAD
Certified Public Accountant
                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.257.1984
                                          702.362.0540 (fax)


               CONSENT OF INDEPENDENT AUDITOR

May 7, 2003

To Whom It May Concern:

I have issued my report dated March 21, 2002 accompanying the financial statements of Big Equipment Services, Inc. (formerly BigEquip.net), now known as Epic Financial Corporation, on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of Epic Financial Corporation (formerly Big Equipment Services, Inc. and BigEquip.net) on Form S-8 (File No. 000-32495, filed on or about May 7, 2003).

Signed,

/s/ G. Brad Beckstead
---------------------
G. Brad Beckstead, CPA